Exhibit 99.1

[FORM OF REVOCABLE PROXY]

Special Meeting of Shareholders
June 15, 2018

PROXY SOLICITED BY THE BOARD OF DIRECTORS
The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Board of Directors' Proxy Statement dated May [•], 2018 and hereby appoints [•] (proxy holder) or [•], [•], and [•], and each of them, proxies with power of substitution to vote on behalf of the undersigned, all of the undersigned's shares of common stock of Premier Commercial Bancorp at the special shareholders' meeting to be held on June 15, 2018 and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present.
The Board of Directors recommends you vote FOR the following:
1.	Approval of the Agreement and Plan of Merger, dated as of March 8, 2018, by and between Heritage Financial Corporation and Premier Commercial Bancorp.
[   ]  FOR   [   ]  AGAINST   [   ]  ABSTAIN
2.	A proposal of the Premier Commercial Bancorp board of directors to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies in favor of the merger agreement.
[   ]  FOR   [   ]  AGAINST   [   ]  ABSTAIN
3.	Any other business that may be properly submitted to a vote at the special meeting or any adjournment or postponement of the special meeting.
The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the approval of the Agreement and Plan of Merger and FOR the adjournment or postponement of the special meeting.  Proxy holders may vote at their discretion as to other matters which may come before the meeting.
Dated:______________________________, 2018
Signature(s): ______________________________
                         ______________________________
Please date and sign exactly as your name appears on your stock certificate(s)
(which should be the same as the name on the right).  If more than one name appears, all should sign.  Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity should also provide full title.

PLEASE SIGN, DATE, AND PROMPTLY RETURN THIS PROXY
USING THE ENCLOSED ENVELOPE.